Exhibit 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of December 30, 2008, by and between Kesselring Holding Corporation, a Delaware corporation (the “Purchaser”), and Vision Opportunity Master Fund, Ltd., a Cayman Islands exempted company (the “Seller”).

RECITALS

WHEREAS, pursuant to that certain Registration Rights Agreement between the Seller and the Purchaser dated May 18, 2007 (the “Registration Rights Agreement”), the Purchaser was obligated to file a registration statement (the “Registration Statement”) registering shares of common stock held by the Seller underlying Series A Preferred Stock, Series A Common Stock Purchase Warrant, Series B Common Stock Purchase Warrant and Series J Common Stock Purchase Warrant and to have such registration statement declared effective.

WHEREAS, the Registration Statement was never declared effective.

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the securities set forth on Schedule A hereto (collectively, the “Securities”) and the Seller additionally agrees to waive all rights and penalties under that certain Registration Rights Agreement and to the termination of the Registration Rights Agreement, for an aggregate purchase price of One Hundred ($100.00) Dollars (the “Purchase Price”).

NOW THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE 1.

SALE AND TRANSFER OF SECURITIES; CLOSING

Section 1.1 The Securities.  Subject to the terms and conditions hereof, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase, the Securities for the Purchase Price.

Section 1.2 Closing.  The purchase and sale of the Securities (the “Closing”) will take place on or before December 31, 2008 (the “Closing Date”).  On the Closing Date, the Purchaser shall pay the Purchase Price to Seller by wire transfer or certified check.

Section 1.3 Delivery of Securities.  Within fifteen (15) business days following the Closing, the Seller will deliver to the Purchaser the Securities.

Section 1.4 Registration Rights. the Seller agrees to waive all rights and penalties under that certain Registration Rights Agreement and to the termination of the Registration Rights Agreement.

Section 1.5 Participation in Future Financing.  The first sentence of Section 4.9 of that certain Securities Purchase Agreement dated May 19, 2007 entered by and between the Purchase and Seller shall be deleted and replaced as follows:

From the date hereof until 12/31/2010, upon any financing by the Company of its Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in such Subsequent Financing.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that the following statements are true, correct and complete as of the date hereof:

Section 2.1 Legal Capacity and Authority.  The Seller has the right, power, authority and capacity to execute and deliver this Agreement and to sell the Securities as contemplated hereunder.

Section 2.2 Ownership of Securities.  The Seller owns, of record and beneficially, and has good, valid and indefeasible title to the Securities free and clear of any and all liens, claims and encumbrances, except for any rights of first refusal or similar rights relating to the Securities that may be contained in any shareholder agreements with the Issuer.

Section 2.3 Authorization.  This Agreement is a valid, legal and binding obligation of the Seller, enforceable according to its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (iii) the availability of specific performance or other equitable remedies.

Section 2.4 Brokers or Finders.  The Seller has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that the following statements are true, correct and complete as of the date hereof:

Section 3.1 Legal Capacity and Authority.  The Purchaser has the right, power, authority and capacity to execute and deliver this Agreement and to purchase the Securities as contemplated hereunder.

Section 3.2 Authorization.  This Agreement is a valid, legal and binding obligation of the Purchaser, enforceable according to its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (iii) the availability of specific performance or other equitable remedies.

Section 3.3 Brokers or Finders.  The Purchaser has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

ARTICLE 4.

MISCELLANEOUS

Section 4.1 Modification of Agreement; Sale of Interest.  This Agreement may not be modified, altered or amended, except by an agreement in writing signed by the Purchaser and the Seller.  Without the prior written consent of the other party, which consent shall not be unreasonably withheld, no party hereto may sell, assign or transfer this Agreement, any rights, titles, interests, remedies, powers, obligations and/or duties hereunder, including by operation of law.

Section 4.2 Expenses.  Each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 4.3 Parties.  This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Seller and the Purchaser.

Section 4.4 Entire Agreement.  This Agreement constitutes the entire agreement of the parties.

Section 4.5 Governing Law. This agreement shall be governed by and construed under the laws of New York without giving effect to any choice or conflict of law provision or rule.

Section 4.6 Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of New York.

Section 4.7 Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which collectively constitute one agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  A facsimile or photocopy of an executed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 4.8 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

Section 4.9 Termination; Survival.  The provisions of this Agreement, including without limitation the representations, warranties and covenants of the parties, shall survive the Closing.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

SELLER: VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name:
Title:

PURCHASER: KESSELRING HOLDING CORPORATION

By:	/s/ Kenneth Craig
Name:
Title:

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